Barclays PLC S-8

Exhibit 24.2

POWER OF ATTORNEY

Reference is hereby made to the registration by Barclays PLC (“Barclays”) under the US Securities Act of 1933, as amended (the “Securities Act”), of (1) ordinary shares to be issued, from time to time, by Barclays (the “Shares”) pursuant to the Barclays Group Share Value Plan and (2) American Depositary Shares representing all or a portion of ordinary shares to be issued, from time to time, by Barclays (“ADRs” and, together with the Shares, the “Securities”). Such Shares will be registered on one or more registration statements on Form S-8 and such ADRs will be registered on one or more registration statements on Form F-6 (each such registration statement, a “Registration Statement”) and filed with the U.S. Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints any Director of Barclays, the Group General Counsel and Company Secretary of Barclays, the Deputy Company Secretary of Barclays or any Assistant Secretary of Barclays, and each of them, with full power in each of them to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by Barclays pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date: November 18, 2021	By:	/s/ C.S. Venkatakrishnan
C.S. Venkatakrishnan Group Chief Executive (Principal Executive Officer) and Executive Director

[Signature page of Power of Attorney]